Cardiff Oncology Announces Key Leadership Appointments to Strengthen Executive Team for Next Phase of Growth

Board member and Interim CEO Mani Mohindru, PhD, named President and Chief Executive Officer

Appoints industry veterans Josh Muntner as Chief Financial Officer and Ajay Aggarwal, MD, MBA, as Chief Operating Officer

SAN DIEGO, Calif., April 9, 2026 — Cardiff Oncology, Inc. (Nasdaq: CRDF), a clinical-stage biotechnology company leveraging PLK1 inhibition to develop novel therapies across a range of cancers, today announced the appointment of Mani Mohindru, PhD, as President and Chief Executive Officer (CEO), following her time as Interim CEO, and that she will continue as a member of the Board. The Company also appointed Josh Muntner as Chief Financial Officer and Ajay Aggarwal, MD, MBA, as Chief Operating Officer, effective April 6 and April 27, respectively. Together, these appointments reflect Cardiff's commitment to building an experienced leadership team to advance onvansertib and deliver on the program's long-term potential.

“I am honored to step into the role of Chief Executive Officer at this important time for Cardiff. We have made meaningful progress advancing onvansertib in first-line RAS-mutant metastatic colorectal cancer and remain focused on delivering clinical data to support our registrational program,” said Mani Mohindru, PhD, President and Chief Executive Officer. “Building the right team to advance this promising asset is central to our strategy and to ultimately delivering a potential new therapy to patients in need.”

Dr. Mohindru continued, “We are excited to welcome Josh and Ajay to our team. Josh is a highly accomplished financial leader with a strong track record of executing complex financings and building trusted relationships across the investment community. Ajay brings deep clinical development and operational expertise, with a proven ability to advance programs from early research through late-stage development. Together, their complementary experience strengthens our ability to execute our strategic priorities.”

Josh Muntner

Mr. Muntner brings deep expertise in capital markets strategy, financial operations and supporting clinical-stage organizations through key inflection points. He is a seasoned biopharma finance executive with more than 25 years of experience spanning investment banking and corporate leadership roles, including as CFO of both private and publicly traded biotechnology companies. Previously, Mr. Muntner served as Chief Financial Officer of Imvax, Inc., where he led all finance functions, including raising $86 million in a convertible financing. Prior to that, he served as Chief Financial Officer of Mesoblast Ltd., a Nasdaq- and ASX-listed biotechnology company, where he completed multiple cross-border equity and debt financings totaling approximately $300 million and helped expand the company’s U.S. investor base. Earlier in his career, Mr. Muntner held senior roles in investment banking, completing more than 90 transactions and raising over $9 billion in equity and debt financing for life sciences companies. Mr. Muntner serves as a member of the Board Directors at Devonian Health Group

Inc., a biopharmaceutical company developing immunomodulatory treatments for inflammatory diseases.

Mr. Muntner holds an MBA from the UCLA Anderson School of Management and a BFA from Carnegie Mellon University.

Ajay Aggarwal, MD, MBA

Dr. Aggarwal is a board-certified Pulmonary, Critical Care and Sleep Medicine physician with more than 15 years of experience in the pharmaceutical industry, spanning respiratory, immunology and oncology drug development. Most recently, he served as Senior Vice President and Head of Clinical Development at Aclaris Therapeutics, where he led clinical strategy and execution across multiple programs.

Prior to Aclaris, Dr. Aggarwal served as Chief Medical Officer of CereXis, Inc., a company advancing therapies for rare neurology and oncology indications. He has also held clinical leadership roles at Insmed, Inc. and AstraZeneca PLC, where he successfully advanced several compounds from preclinical stages into late-stage clinical development.

Earlier in his career, he held academic leadership roles, including Chief of Medicine at a VA Hospital, and has authored numerous peer-reviewed publications. He is a Fellow of the American College of Chest Physicians.

Dr. Aggarwal received his MBA from the Kellogg School of Management at Northwestern University and his medical degree from the All India Institute of Medical Sciences.

Inducement Grant Under Nasdaq Listing Rule 5635(c)(4)

In connection with Mr. Muntner joining Cardiff Oncology, the Company’s Board of Directors approved the grant of non-qualified stock options to purchase 486,650 shares of Cardiff Oncology common stock outside of the Cardiff Oncology 2021 Omnibus Equity Incentive Plan. The stock option was granted as an inducement material to Mr. Muntner becoming an employee of Cardiff Oncology in accordance with Nasdaq Listing Rule 5635(c)(4). The option was granted as of April 6, 2026, and has an exercise price of $1.58 per share, the closing price on the grant date. The option vests over four years with 25% vesting after 12 months and the remaining shares vesting monthly over the following 36 months, subject to Mr. Muntner’s continued employment with Cardiff Oncology on such vesting dates.

About Cardiff Oncology, Inc.

Cardiff Oncology is a clinical-stage biotechnology company advancing innovative cancer treatments focused on PLK1 inhibition, a validated oncology target with practice-changing potential. Our lead asset, onvansertib, is a highly specific, oral PLK1 inhibitor currently being evaluated in a Phase 2 trial for first-line treatment of RAS-mutated metastatic colorectal cancer (mCRC), addressing a large, underserved patient population with high unmet need. Onvansertib is also under investigation in other PLK1-driven cancers through ongoing investigator-initiated trials and has shown robust single agent clinical activity in hard-to-treat tumors. By targeting tumor vulnerabilities, we aim to overcome treatment resistance and deliver improved clinical outcomes for patients.

For more information, please visit https://www.cardiffoncology.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified using words such as "anticipate," "believe," "forecast," "estimated" and "intend" or other similar terms or expressions that concern Cardiff Oncology's expectations, strategy, plans or intentions. These forward-looking statements are based on Cardiff Oncology's current expectations and actual results could differ materially. There are several factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, clinical trials involve a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials may not be predictive of future trial results; our clinical trials may be suspended or discontinued due to unexpected side effects or other safety risks that could preclude approval of our product candidate; results of preclinical studies or clinical trials for our product candidate could be unfavorable or delayed; our need for additional financing; risks related to business interruptions, including the outbreak of COVID-19 coronavirus and cyber-attacks on our information technology infrastructure, which could seriously harm our financial condition and increase our costs and expenses; uncertainties of government or third party payer reimbursement; dependence on key personnel; limited experience in marketing and sales; substantial competition; uncertainties of patent protection and litigation; dependence upon third parties; and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. There are no guarantees that our product candidate will be utilized or prove to be commercially successful. Additionally, there are no guarantees that future clinical trials will be completed or successful or that our product candidate will receive regulatory approval for any indication or prove to be commercially successful. Investors should read the risk factors set forth in Cardiff Oncology's Form 10-K for the year ended December 31, 2025, and other periodic reports filed with the Securities and Exchange Commission. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Forward-looking statements included herein are made as of the date hereof, and Cardiff Oncology does not undertake any obligation to update publicly such statements to reflect subsequent events or circumstances.

Investor Contact:

Candice Masse
astr partners
candice.masse@astrpartners.com

Media Contact:

Amy Bonanno
Lyra Strategic Advisory

abonanno@lyraadvisory.com